Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
TIVITY HEALTH, INC.

 OFFICES
The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

 STOCKHOLDERS
Annual Meeting.
An annual meeting of the stockholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.
Notice of Nominations and Other Business at Annual Meetings.
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section; clause (3) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the Corporation's notice of meeting) before an annual meeting of stockholders.
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.
For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Special Meetings.
Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.2(b) of these Bylaws. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 2.2(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be selected at such meeting.
Place of Meetings.
All meetings of the stockholders for the election of directors shall be held in Nashville, Tennessee, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Notice of Meetings; Waiver.
Notice. Notice of the date, time and place of each annual and special stockholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.
Waiver. A stockholder may waive any notice required by law, the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or these Bylaws before or after the date and time stated in such notice. The waiver must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
Record Date.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Stockholders' List.
After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares) and will show the address of and number of shares held by each stockholder. The stockholders' list will be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least ten (10) days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.
Voting Groups; Quorum; Adjournment.
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question (except the election of directors) brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. At any election of directors at a meeting of stockholders at which a quorum is present, each director shall be elected if the number of votes cast "for" the director exceeds the number of votes cast "against" the director, with "abstentions" and "broker non-votes" not counted as either "for" or "against" the director's election; provided, however, that if the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.
Voting of Shares.
Unless otherwise provided in the Certificate of Incorporation, each outstanding share is entitled to one (1) vote in person or by proxy on each matter voted on at a stockholders' meeting.
Proxies.
A stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him or her either by signing an appointment personally or by his or her attorney-in-fact or by otherwise authorizing such proxy in a manner consistent with Delaware law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.
Presiding Officer and Secretary.
Meetings of the stockholders shall be presided over by the Chairman, or if he or she is not present, by the President, or if neither the Chairman nor the President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at such meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the stockholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.
Conduct of Business.
The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
DIRECTORS
Powers and Duties.
All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.
Number; Term.
The Board of Directors shall consist of no fewer than five (5) nor more than twelve (12) members. The exact number of directors may be fixed, changed or determined from time to time by resolution of the Board of Directors. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Meetings; Notice.
The Board of Directors may hold regular and special meetings either within or without the State of Delaware. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Regular Meetings. Unless the Certificate of Incorporation otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.
Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or one-third of the entire Board of Directors. Unless the Certificate of Incorporation otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.
Adjourned Meetings. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one month in any one adjournment.
Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Quorum.
Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors.
Voting.
If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Certificate of Incorporation or these Bylaws require the vote of a greater number of directors.
Action Without Meeting.
Unless the Certificate of Incorporation otherwise provides, any action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if a majority of members of the Board of Directors consent in writing to the taking of such action without a meeting. Such action must be evidenced by one or more written consents describing the action taken, signed by each director, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.
Compensation.
Directors, and members of any committee created by the Board of Directors, shall be entitled to such compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.
Resignation.
A director may resign at any time by delivering written notice to the Board of Directors, the Chairman or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
Vacancies.
If a vacancy occurs on the Board of Directors, or if there is a newly-created directorship resulting from an increase in the number of directors, the Board of Directors may fill such vacancy by an affirmative vote of a majority of the Board of Directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors.
Removal of Directors.
A director may be removed by the stockholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of directors.
Chairman of the Board.
The Chairman of the Board of Directors, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as set forth herein and as the Board of Directors may from time to time prescribe.

 COMMITTEES
Committees.
The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish an Audit Committee, a Compensation Committee, a Nominating Committee and such other committees as the Board of Directors may from time to time deem appropriate. Each committee established by the Board of Directors shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority with respect to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

 OFFICERS
Number.
The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer (collectively the "principal officers") and such other officers as may be from time to time appointed by the Board of Directors or by the President with the approval of the Board of Directors. One person may simultaneously hold more than one office, except that the President may not simultaneously hold the office of Secretary.
Appointment.
The principal officers shall be appointed annually by the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors and until his or her successor shall have been appointed, or until his or her death, resignation or removal.
Resignation and Removal.
An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date.
An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.
Vacancies.
Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.
Duties.
Chief Executive Officer. The Chief Executive Officer shall have the general supervision over the active management of the business of the Corporation and shall be the chief policy making officer. He or she shall have the general powers and duties of supervision and management usually vested in the office of the Chief Executive Officer of a company and shall perform such other duties as the Board of Directors may from time to time prescribe.
President. If the President is not the Chief Executive Officer, then the President shall report to the Chief Executive Officer of the Corporation. The President shall have general charge of the business affairs and property of the Corporation and control over its officers, agents and employees. The President shall have the duties of supervision and management usually vested in the office of the President of a company and shall perform such other duties as the Chief Executive Officer (provided that the President is not also the Chief Executive Officer) or Board of Directors may from time to time prescribe.
Vice President. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may designate a Vice President to be the chief financial officer of the Corporation, in which event such authority shall preempt the duties and responsibilities set forth herein for the Treasurer.
Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he or she shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are stockholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.
Treasurer. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as Treasurer and the financial condition of the Corporation. He or she shall perform such other duties as may be incident to his or her office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.
Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

 SHARES OF STOCK
Shares with or without Certificates.
The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.
Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.
If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request.
Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.
Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation shall, within a reasonable time after the issuance or transfer of the uncertificated stock, send to the registered owner of the stock a written notice containing the information required to be stated on certificates pursuant to Sections 151, 156, 202(a) and 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Subscriptions for Shares.
Subscriptions for shares of the Corporation shall be valid only if they are in writing and signed by the subscriber. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.
Transfers.
Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his or her legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.
Lost, Destroyed or Stolen Certificates.
No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors or Transfer Agent for the Corporation's stock, of such loss, destruction or theft, and, if the Board of Directors or Transfer Agent for the Corporation's stock so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as either the Board of Directors or Transfer Agent for the Corporation's stock may in its discretion require.

 CORPORATE ACTIONS
Contracts.
Unless otherwise required by the Board of Directors, the Chairman, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.
Loans.
No loans shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President or the Board of Directors. Such authority may be general or confined to specific instances.
Checks, Drafts, Etc.
Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice-President or such other officer or agent of the Corporation as may be authorized so to do by the Board of Directors, the chief financial officer or the President. Such authority may be general or confined to specific business, and, if so directed by the Board of Directors, the chief financial officer or the President, the signatures of two (2) or more such officers may be required.
Deposits.
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.
Voting Securities Held by the Corporation.
Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith, the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
Dividends.
Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

 FISCAL YEAR
The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination shall end on December 31.

 CORPORATE SEAL
The Corporation shall not have a corporate seal.

 AMENDMENT OF BYLAWS
These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the stockholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

 NOTICE
Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Certificate of Incorporation or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. Written notice to a domestic or foreign corporation authorized to transact business in Delaware may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.
Written notice to stockholders, if in a comprehensible form, if mailed postpaid and correctly, is effective at the earliest of the following: (a) when received; (b) upon deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.